UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

IVANHOE ELECTRIC INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 E. Rio Salado Parkway
Suite 130
 Tempe, Arizona, 85281
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (480) 656-5821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 23, 2024, VRB Energy, Inc. ("VRB Energy"), a 90% owned subsidiary of Ivanhoe Electric Inc. (the "Company"), which is primarily engaged in the design, manufacture, installation, and operation of vanadium redox flow energy storage systems, entered into a binding term sheet (the "Term Sheet") with  China Energy Storage Industry Co., Ltd. ("CES"), a subsidiary of privately held Shanxi Red Sun Co., Ltd., (which we refer to collectively with CES as "Red Sun") as well as VRB Energy's wholly-owned subsidiary, VRB Energy System (Beijing) Co., Ltd. ("VRB China" or the "Joint Venture").  The Term Sheet provides for the creation of a 51/49 joint venture which shall result from both Red Sun's purchase of shares in the Joint Venture from VRB Energy for $20 million in cash payable in two equal tranches and the increase in the Joint Venture's share capital through Red Sun's subscription of the Chinese Renminbi equivalent of $35 million through 2025 (the "Transaction").  Upon closing of the Transaction, Red Sun will own 51% of the Joint Venture and VRB Energy will own 49% of the Joint Venture. Payments not paid at closing by Red Sun will be secured by a partial pledge of the shares of the Joint Venture then owned by Red Sun to VRB Energy.

Pursuant to the Term Sheet, the parties have agreed to negotiate and finalize the definitive agreements memorializing the terms of the Transaction consistent with the Term Sheet.  The Transaction is expected close simultaneously with the signing of the definitive agreements.  The parties have agreed to use all reasonable efforts to satisfy all conditions precedent to execution and completion such that closing can occur as soon as possible following the execution of the Term Sheet. Such conditions include, without limitation, the execution of mutually satisfactory definitive agreements, the completion of the intellectual property reorganization described below, the satisfactory completion of due diligence by Red Sun, board approval of each party, all necessary regulatory approvals and filings in China, and conversion of the convertible note held by BCPG Public Company Limited into equity of VRB Energy at a valuation not less than RMB 520 million.

Upon completion of the Transaction, the Joint Venture and its subsidiaries shall continue to operate under the "VRB Energy" name and branding.  Funding of the Joint Venture after the Transaction shall be pro rata and subject to a customary dilution formula.  The Board of Directors of the Joint Venture (the "Board") will be set at six directors, with two nominees from VRB Energy.  So long as VRB Energy owns 20% of the share capital of the Joint Venture, it shall be entitled to designate two of six directors on the Board. From the date that VRB Energy has less than 20% of the share capital of the Joint Venture but more than 10%, it shall be entitled to designate only one of six directors. Should VRB Energy come to own less than 10% of the share capital of the Joint Venture, it shall not be entitled to designate any nominees on the Board.  The Board shall operate by majority vote unless otherwise required by law.

VRB Energy is in the process of establishing vanadium redox flow battery manufacturing in the United States of America through VRB Energy USA Inc. ("VRB USA"), a wholly-owned subsidiary of VRB Energy.  Prior to the execution of definitive agreements, VRB Energy will undertake a restructuring of existing intellectual property related to vanadium redox flow batteries, including but not limited to patents, trademarks, copyrights, trade names, know-how, engineering and manufacturing database, and software to design and operate the VRB-ESS technology, intended to permit the Joint Venture to operate in Asia, Russia, the Middle East and Africa  and VRB USA to operate in North and South America, Europe and other isolated jurisdictions. Pursuant to the Term Sheet, Red Sun, VRB Energy and VRB USA shall also negotiate a cooperation agreement as part of the definitive agreements.

The Term Sheet shall automatically terminate in all respects if the definitive agreements are not executed by November 30, 2024. If the Term Sheet is terminated, the parties shall have no further obligations with respect to the matters contemplated therein, provided, that (i) the Joint Venture shall return to Red Sun any interim funding provided by Red Sun to the Joint Venture, without interest or penalty, and (ii) Red Sun will reimburse the Joint Venture for any reasonable costs or expenses incurred by the Joint Venture that would not have otherwise been incurred but only if the termination of the Term Sheet is due to reasons solely attributed by Red Sun.

The foregoing summary of the Term Sheet does not purport to be a complete description of the Term Sheet and is qualified in its entirety by reference to the full text of the Term Sheet, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the Company's press release dated September 23, 2024, relating to the announcement of the execution of the Term Sheet, is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Term Sheet for the Creation of a Joint Venture
99.1	Press Release dated September 23, 2024
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

Forward-Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty, including statements regarding the proposed creation of the joint venture in respect of VRB China in the Transaction, and the other matters contemplated by the Term Sheet. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: Red Sun may exercise its due diligence out; we and Red Sun may not successfully negotiate and finalize the definitive agreements, obtain all necessary corporate, regulatory and third party approvals and satisfy other applicable conditions to the transactions contemplated herein; the final terms of the Transaction may differ from those contemplated by the Term Sheet; estimated calculations of mineral reserves and resources at our properties including changes in those estimated calculations, anticipated results and timing of exploration activities, timing of studies for advancing or developing our properties, plans and objectives, industry trends, our requirements for additional capital, treatment under applicable government regimes for permitting or attaining approvals, government regulation, environmental risks, title disputes or claims, synergies of potential future acquisitions, the projected, forecast or anticipated economic parameters of our mineral projects (including capital cost, operating cost, net present value, internal rate of return and other parameters), and our anticipated uses of the net proceeds from our initial public offering or other offerings of our securities. In some cases, you can identify these statements by forward-looking words such as "may," "might," "could," "should," "would," "achieve," "budget," "scheduled," "forecasts," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. These forward-looking statements may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our industry. All forward-looking statements speak only as of the date on which they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Therefore, actual future events or results may differ materially from these statements. We believe that the factors that could cause our actual results to differ materially from those expressed or implied by forward-looking statements include the following: our mineral projects are all at the exploration stage and are subject to the significant risks and uncertainties associated with mineral exploration; the initial assessment for our Santa Cruz Project is only an early stage study of its potential economic viability and future studies and actual economic outcomes may vary greatly from those set forth in the initial assessment; we have no mineral reserves, other than at the San Matias project; we have a limited operating history on which to base an evaluation of our business and prospects; we depend on our material projects for our future operations; our mineral resource and reserve calculations and economic projections relating to our properties are only estimates; actual capital costs, operating costs, production and economic returns at any future mine may differ significantly from those we have anticipated or projected; the title to some of the mineral properties may be uncertain or defective; our business is subject to changes in the prices of copper, gold, silver, nickel, cobalt, vanadium and platinum group metals; we have claims and legal proceedings against one of our subsidiaries; our business is subject to significant risk and hazards associated with future mining operations; we may fail to identify attractive acquisition candidates or joint ventures with strategic partners or be unable to successfully integrate acquired mineral properties; we may fail to successfully manage joint ventures and are reliant on our joint venture partners to comply with their obligations; our business is extensively regulated by the United States and foreign governments as well as local governments; the requirements that we obtain, maintain and renew environmental, construction and mining permits are often a costly and time-consuming process; our non-U.S. operations are subject to additional political, economic and other uncertainties not generally associated with domestic operations; and our activities may be hindered, delayed or have to cease as a result of climate change effects, including increased and excessive heating and the potential for forest fires at many of our properties.  You should carefully consider these risks, as well as the additional risks described in other documents we file with the SEC. We also operate in a very competitive and rapidly changing industry. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: September 23, 2024	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer